Exhibit 99.1

Instinet Group

Media Release

Investor Contact

Lisa Kampf

Instinet Group Incorporated

212 231 5022

lisa.kampf@instinet.com

Media Contact

Stephen Austin

Instinet Group Incorporated

212 231 5331

stephen.austin@instinet.com

INSTINET GROUP ANNOUNCES FIRST QUARTER 2005 EARNINGS

NEW YORK, April 25, 2005 -- Instinet Group Incorporated (Nasdaq: INGP) today announced net income of $14 million or $0.04 per diluted share for the first quarter of 2005 compared to net income of $22 million or $0.06 per diluted share for the first quarter of 2004 and net income of $9 million or $0.03 per diluted share for the fourth quarter of 2004. The first quarter 2005 results included $3 million in net investment gains, $1 million reversal of previously recognized severance expense and $1 million in deal related advisory fees. Excluding these items and the related tax effect, pro forma net income for the first quarter of 2005 was $12 million, or $0.03 per diluted share compared to pro forma net income of $16 million or $0.05 per diluted share for the first quarter of 2004 and pro forma net income of $20 million, or $0.06 per diluted share for the fourth quarter of 2004. (All periods presented have been restated to incorporate Bridge Trading Company, which was acquired on March 31, 2005.)

Edward J. Nicoll, Chief Executive Officer of Instinet Group, commented, "This quarter, Instinet Group posted its fifth consecutive profitable quarter, despite challenging business conditions and an increasingly competitive landscape. Furthermore, as we announced last week, Instinet Group has signed a merger agreement with The NASDAQ Stock Market, Inc., and one result will be the purchase of Instinet, The Institutional Broker, from NASDAQ by a group led by Silver Lake Partners and Instinet senior management. The new owners and operators of Instinet will remain dedicated to offering institutional customers around the world technologically sophisticated trading products and services."

Financial Performance

Instinet Group

Revenues

Total consolidated revenues for Instinet Group, net of interest, were $316 million for the first quarter of 2005, down 12% from the first quarter of 2004 and level with the fourth quarter of 2004.

Expenses

Total expenses for the first quarter of 2005 were $295 million, down 8% from the first quarter of 2004 and down 5% from the fourth quarter of 2004. The decrease compared to the fourth quarter of 2004 was due to a $24 million goodwill impairment charge in the fourth quarter of 2004 associated with Bridge Trading Company, a lower net investment gain, lower compensation and benefits, depreciation and amortization, communications and equipment, professional fees and marketing and business development expenses, partially offset by increases in occupancy and other expenses.

Cost of revenues was $195 million, 5% higher than the fourth quarter of 2004 primarily due to higher transaction volumes.

Transaction related regulatory fees recorded as an expense in brokerage, clearing and exchange fees totaled $17 million, $11 million and $20 million for the three months ended March 31, 2005, December 31, 2004 and March 31, 2004, respectively.

Direct expenses were $102 million for the first quarter of 2005, down 8% from the fourth quarter of 2004.

  Compensation and benefits expense was $53 million in the first quarter of 2005, down 12% from the previous quarter primarily due to lower variable compensation associated with lower profitability and lower severance expense partially offset by higher stock based compensation expense. The first quarter of 2005 included a $1 million reversal of previously recognized severance expense while the fourth quarter of 2004 included $7 million of severance expense.
  Communications and equipment expense was $14 million, down 10% from the previous quarter, primarily due to lower client communication and market data expenses.
  Depreciation and amortization expense was $10 million, down 23% from the previous quarter primarily due to lower depreciation of computer equipment.
  Other expense was $6 million, up $4 million from the previous quarter, primarily due to higher legal-related expenses and an increase in bad debt expense as the fourth quarter of 2004 had higher levels of recoveries of aged customer receivables.

Balance Sheet

At March 31, 2005, Instinet Group had net cash (cash and cash equivalents and securities owned less short-term borrowings) of approximately $843 million, down $113 million from $956 million at December 31, 2004 due to an increase in firm cash used in customer settlement activities and seasonal payments related to 2004 incentive compensation. At March 31, 2005, total assets were approximately $1.8 billion and shareholders' equity was approximately $1.1 billion. There were approximately 339 million shares of common stock outstanding as of March 31, 2005. On March 31, 2005, Instinet Group's total headcount was 1,029 employees compared to 1,049 on December 31, 2004. Headcount at March 31, 2005 included 855 employees from Instinet including 49 employees from Bridge Trading Company, 78 employees from INET and 96 employees from Instinet Group. (Headcount statistics for all periods presented have been restated to incorporate Bridge Trading Company, which was acquired on March 31, 2005.)

Company Highlights
        Instinet Group announced on April 22, 2005 that it entered into a definitive agreement pursuant to which The Nasdaq Stock Market Inc. (NASDAQ) will acquire Instinet Group. NASDAQ will acquire all outstanding shares of Instinet Group for an aggregate purchase price of approximately $1.88 billion in cash, or $5.44 per share2 (on a fully diluted basis).
        Upon completion of the transaction, INET will be combined with NASDAQ's current operations. Instinet, The Institutional Broker, will be acquired by Silver Lake Partners from NASDAQ immediately following the NASDAQ acquisition of Instinet Group. Instinet Group's subsidiary, Lynch, Jones & Ryan, Inc. (LJR) will be acquired by The Bank of New York.
        In addition to its approval of the NASDAQ and LJR transactions described above, Instinet Group's Board has approved the declaration of a dividend to all stockholders in an amount not to exceed the net proceeds of the LJR transaction. The dividend will be declared at the time the LJR transaction closes.  Any dividend will result in a reduction in the merger consideration to be received by shareholders in the transaction with NASDAQ.
        On March 31, 2005 Instinet Group acquired Bridge Trading Company, an agency execution broker, from Reuters for 3,751,527 shares of INGP stock, valued at approximately $21.5 million. All financial historical information has been restated as if the company had always been owned by Instinet Group. Bridge Trading Company is included in the results of the Instinet, The Institutional Broker, business segment.

Business Segments3

Instinet, The Institutional Broker
  Instinet reported net income before income taxes of $9 million for the first quarter of 2005, compared to $7 million in the fourth quarter of 2004.
  Total revenues, net of interest, were $197 million, 2% lower than the fourth quarter of 2004, primarily due to lower revenue capture per share partially offset by higher U.S. and non-U.S. equity market volumes.

_________________

2 Based upon 345.4 million fully diluted shares (338.5 million shares outstanding at March 31, 2005 and an additional 6.8 million shares of stock equivalents related to outstanding employee stock options and performance share awards).

3 See also "Earnings Releases -- Financial Tables" on our website at www.investor.instinetgroup.com.

  Instinet's customers traded an average of 121 million U.S. shares a day in the first quarter of 2005, up 3% from 117 million shares a day during the fourth quarter of 2004. Average daily consideration in non-U.S. equities for the first quarter of 2005 was $844 million, a 14% increase from the fourth quarter of 2004.
  Cost of revenues as a percentage of total transaction fees was 55% in the first quarter of 2005 compared to 52% in the fourth quarter of 2004.
  Gross margin of $91 million for the first quarter of 2005, was $7 million, or 7%, lower than the fourth quarter of 2004.
  Direct expenses of $82 million for the first quarter of 2005 were down $9 million, or 10%, from the fourth quarter of 2004.

INET, The electronic marketplace

  INET reported net income before income taxes of $10 million for the first quarter of 2005, down $2 million from the fourth quarter of 2004.
  Total revenues, net of interest, were $125 million, 3% higher than the previous quarter primarily due to higher U.S. market volumes and higher market share in the first quarter of 2005.
  INET reported NASDAQ-listed average matched equity share volume of 521 million shares per day in the first quarter of 2005, up 14% from the previous quarter. INET's share of the total market in NASDAQ-listed equity trading was 26.3% in the first quarter of 2005, up from 24.6% in the previous quarter.
  INET reported U.S. exchange-listed average matched equity share volume of 70 million shares per day in the first quarter of 2005, down from 73 million in the previous quarter. INET's share of the total market in U.S. exchange-listed equity trading was 3.1% in the first quarter of 2005, down from 3.4% in the previous quarter.
  Cost of revenues as a percentage of total transaction fees was 78% in the first quarter of 2005 compared to 74% in the fourth quarter of 2004.
  Gross margin was $28 million for the first quarter of 2005, 12% lower than the previous quarter.
  Direct expenses of $18 million for the first quarter of 2005 were down 10% from the fourth quarter of 2004.

Business Highlights

On April 18, 2005, substantially all INET customer flow coming through Instinet's Smartrouter was migrated to RASH (routing and special handling), INET's recently developed proprietary routing technology. As a result of this migration, INET is now substantially independent of Instinet's routing technology.

Webcast

Instinet Group will webcast a conference call to discuss its first quarter results at 10:00 a.m. New York time on April 25th at http://www.investor.instinetgroup.com. A replay will be available at the same address following the call.

About Instinet Group

Instinet Group, through affiliates, is the largest global electronic agency securities broker and has been providing investors with electronic trading solutions and execution services for more than 30 years. We operate our two major businesses through Instinet, LLC, The Institutional Broker, and Inet ATS, Inc., The electronic marketplace.

  Instinet, The Institutional Broker, gives its customers the opportunity to use its sales-trading expertise and advanced technology tools to interact with global securities markets, improve trading performance and lower overall transaction costs. Through Instinet's electronic platforms, customers can access other U.S. trading venues, including NASDAQ and the NYSE, and almost 30 securities markets throughout the world. Instinet acts solely as an agent for its customers, including institutional investors, such as mutual funds, pension funds, insurance companies and hedge funds. Lynch, Jones & Ryan, Inc., Instinet Group's commission recapture subsidiary is also a part of Instinet.
  INET, The electronic marketplace, represents the consolidation of the order flow of the former Instinet ECN and former Island ECN, providing its U.S. broker-dealer customers one of the largest liquidity pools in NASDAQ-listed securities.

# # #

This press release is for information purposes only and is not intended as an offer or solicitation with respect to the purchase or sale of any security.

Instinet, The Institutional Broker, represents Instinet, LLC and its affiliates, not including the direct subsidiaries of Inet Holding Company, Inc. and Lynch, Jones & Ryan, Inc.

Copyright 2005 Instinet Group Incorporated and its affiliated companies. All rights reserved. INSTINET and INET are service marks in the United States. Instinet, LLC (branded Instinet, The Institutional Broker), member NASD/SIPC; Inet ATS, Inc. (branded INET, The electronic marketplace), member NASD/NSX/SIPC; Lynch, Jones & Ryan, Inc., member NASD/SIPC; are subsidiaries of Instinet Group Incorporated which is part of the Reuters family of companies.

Where to Find Additional Information about Instinet, NASDAQ and the Merger

Instinet Group intends to file a proxy statement of Instinet Group in connection with the proposed merger. Instinet Group stockholders should read the proxy statement and other relevant materials when they become available, because they will contain important information about Instinet Group, NASDAQ and the proposed merger. In addition to the documents described above, Instinet Group and NASDAQ file annual, quarterly and current reports, proxy statements and other information with the SEC. The proxy statement and other relevant materials (when they become available), and any other documents filed with the SEC by Instinet Group or NASDAQ are available without charge at the SEC's website, at www.sec.gov, or from the companies' websites at http://www.instinetgroup.com and http://www.nasdaq.com, respectively.

Instinet Group, NASDAQ and their respective officers and directors may be deemed to be participants in the solicitation of proxies from Instinet Group stockholders in connection with the proposed merger. A description of certain interests of the directors and executive officers of Instinet Group is set forth in the Instinet Group proxy statement for its 2005 annual meeting which was filed with the SEC on April 15, 2005. A description of certain interests of the directors and officers of NASDAQ is set forth in NASDAQ's proxy statement for its 2005 annual meeting, which was filed with the SEC on April 11, 2005. Additional information regarding the interests of such potential participants will be included in the definitive proxy statement and other relevant documents to be filed with the SEC in connection with the proposed merger.

This news release may be deemed to include forward-looking statements relating to Instinet Group. Certain important factors that could cause actual results to differ materially from those disclosed in such forward-looking statements are included in Instinet Group's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and other documents filed with the SEC and available on the Company's website at www.investor.instinetgroup.com.

Instinet Group Incorporated
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended
	Mar 31,	Dec 31,	Mar 31,
	2005	2004	2004
Revenue
Transaction fees	$ 310,863	$ 310,621	$ 355,428

Interest income	6,249	5,368	4,577
Interest expense	(842)	(969)	(1,077)
Interest income, net	5,407	4,399	3,500

Total revenues, net	316,270	315,020	358,928

Cost of Revenues
Soft dollar and commission recapture	63,872	64,991	75,098
Broker-dealer rebates	73,020	67,150	68,147
Brokerage, clearing and exchange fees	58,550	53,372	66,686
Total cost of revenues	195,442	185,513	209,931

Gross margin	120,828	129,507	148,997

Direct Expenses
Compensation and benefits	53,406	60,766	61,872
Communications and equipment	13,541	15,075	22,092
Depreciation and amortization	10,149	13,176	15,508
Occupancy	10,218	8,921	9,493
Professional fees	7,255	8,899	5,085
Marketing and business development	1,630	2,634	3,342
Other	5,907	1,462	2,963
Total direct expenses	102,106	110,933	120,355

Goodwill and intangible asset impairment	-	24,783	-
Investments	(2,915)	(11,006)	(4,674)
Insurance recovery	-	-	(5,116)
Total expenses	294,633	310,223	320,496

Income from operations before income taxes	21,637	4,797	38,432
Income tax provision (benefit)	7,735	(3,880)	16,627
Net income	$ 13,902	$ 8,677	$ 21,805

EARNINGS PER SHARE
Basic EPS	$ 0.04	$ 0.03	$ 0.07
Diluted EPS	$ 0.04	$ 0.03	$ 0.06

Weighted average shares outstanding - basic	338,277	337,854	334,993
Weighted average shares outstanding - diluted	340,558	340,122	338,140

NOTE:	All periods presented have been restated to incorporate Bridge Trading Company which was acquired on March 31, 2005.
Net income (loss) for Bridge Trading Company for the three months ended March 31, 2005, December 31, 2004 and
March 31, 2004 was $1,530, $(10,062) and $2,991, respectively.

Instinet Group Incorporated
Operating Data
(Unaudited)
		Three Months Ended
		Mar 31,	Dec 31,	Mar 31,
		2005	2004	2004
U.S. Market
	Trade Days	61	64	62

	Average daily NASDAQ-listed equity share volume (millions)	1,981	1,865	2,030
	Average daily U.S. exchange-listed equity share volume (millions)	2,252	2,119	2,255
	Average daily U.S. equity share volume (millions)	4,233	3,984	4,285

	Total U.S. equity share volume (millions)	258,190	254,969	265,685

Instinet, The Unconflicted Institutional Broker
	A. U.S. Equities 1

	Our total average daily volume (million shares)	121	117	122
	Our share of total market	2.9%	2.9%	2.8%

	Our average daily volume (million shares) - Institutional and Crossing	86	87	100
	Average amount charged to client per share (cents per share) 2 - Institutional and Crossing	1.36	1.41	1.49

	Our average daily volume (million shares) - Institutional Correspondents	34	29	22
	Average amount charged to client per share (cents per share) 2 - Institutional Correspondents	0.05	0.06	0.11

	B. Non-US Equities 3
	Our average daily consideration (millions)	$844	$742	$932
	Average basis points charged to client per consideration traded	5.0	5.3	5.3

INET, The electronic marketplace
	A. Our Matched Average Daily Volume 4

	Our NASDAQ-listed equity share volume (million shares)	521	459	505
	Our share of total market	26.3%	24.6%	24.9%

	Our U.S. exchange-listed equity share volume (million shares)	70	73	64
	Our share of total market	3.1%	3.4%	2.8%

	Our total U.S. equity share volume (million shares)	591	532	569
	Our share of total market	14.0%	13.4%	13.3%

	B. Our Routed Average Daily Volume (million shares) 5	143	119	98

Headcount 6		1,029	1,049	1,176

1

Instinet average daily U.S. equity share volume is counted as the sum of our customers' share volume per side related to a trade. For example a matched trade where one customer buys 100 shares and the other sells 100 shares is counted as 200 shares; if the buy or sell order were routed out, we would count 100 shares on the customer side.

Institutional and Crossing comprise of certain U.S. buy-side clients, all of the clients of Lynch, Jones & Ryan and our international business. They include fund managers, pension plans, hedge funds and other clients. Crossing includes order flow from both buy-side and sell-side clients who execute though our after hours cross. Institutional Correspondents represent our direct market access U.S. buy-side clients.

	All periods presented have been restated to incorporate Bridge Trading Company which was acquired on March 31, 2005.
2	The amount charged per share is the average cents per share charged net of soft dollar and commission recapture expenses.
3	Commissions on international transactions are presented as basis points (one hundred of one percent) of the total value (consideration) of the transaction.
4

In computing our U.S. share volume for INET in either NASDAQ-listed or U.S. exchange-listed equities, we count the customer share volume on one side of the matched trade. Matched volume reflects transactions where the buyer and seller are matched on INET.

For example, where a customer sells 100 shares to another customer as a matched trade, we count 100 shares. INET share volume includes transactions sent to it by Instinet, the Institutional Broker and prior quarters have been recalculated to include this volume.

In computing our total market share, our numerator share volume is counted as described above for each market where we disclose a market share statistic. The denominator for NASDAQ market share is total NASDAQ share volume as published by NASDAQ. For U.S. exchange-listed market share, the denominator is the total share volume of U.S. listed markets obtained from a widely recognized market data vendor. Listed markets include the New York Stock Exchange, American Stock Exchange, Boston Stock Exchange, Philadelphia Stock Exchange, National Stock Exchange, Chicago Stock Exchange and Pacific Stock Exchange. Historical amounts may be restated due to updates of volume information from these sources.

5	Routed volume reflects transactions where the trade was not matched on INET.
6	Instinet Group headcount is as of the end of the reporting period and includes Bridge Trading Company for all periods presented.

Instinet Group Incorporated
Consolidated Statement of Operations - Three Months Ended March 31, 2005
(In thousands)
(Unaudited)
	Three Months Ended March 31, 2005
	Instinet	INET	Eliminations	Corporate	Total
Revenue
Transaction fees	$ 193,824	$ 124,338	$ (7,299)	$ -	$ 310,863

Interest income, net	2,726	403	-	2,278	5,407
Total revenue, net	196,550	124,741	(7,299)	2,278	316,270

Cost of revenues
Soft dollar and commission recapture	63,872	-	-	-	63,872
Broker-dealer rebates	-	73,020	-	-	73,020
Brokerage, clearing and exchange fees	42,092	23,757	(7,299)	-	58,550
Total cost of revenues	105,964	96,777	(7,299)	-	195,442

Gross margin	90,586	27,964	-	2,278	120,828

Direct Expenses
Compensation and benefits	38,086	4,373	-	10,947	53,406
Communications and equipment	11,781	1,273	-	487	13,541
Depreciation and amoritization	7,897	1,994	-	258	10,149
Occupancy	7,506	436	-	2,276	10,218
Professional fees	4,028	126	-	3,101	7,255
Marketing and business development	1,488	129	-	13	1,630
Other	3,560	1,325	-	1,022	5,907
Technology service company charges	(3,429)	3,429	-	-	-
Corporate overhead charges	10,680	5,146	-	(15,826)	-
Total direct expenses	81,597	18,231	-	2,278	102,106

Investments	-	-	-	(2,915)	(2,915)

Total expenses	187,561	115,008	(7,299)	(637)	294,633

Net income before income taxes	$ 8,989	$ 9,733	$ -	$ 2,915	$ 21,637

	See also table titled "Statements of Operations - Segments" on our website at www.investor.instinetgroup.com under
	the heading "Investor Relations" for historical data.

NOTE:	All periods presented have been restated to incorporate Bridge Trading Company which was acquired on March 31, 2005.
	Net income before income taxes for Bridge Trading Company for the three months ended March 31, 2005 was $1,999.

Instinet Group Incorporated
Statements of Operations - Instinet, The Unconflicted Institutional Broker
(In thousands)
(Unaudited)
	Three Months Ended
	Mar 31,	Dec 31,	Mar 31,
	2005	2004	2004
Revenue
Transaction fee	$ 186,510	$ 190,314	$ 230,924
Clearing revenue	7,314	5,781	10,390
Total transaction fees	193,824	196,095	241,314

Interest income, net	2,726	3,511	3,285
Total revenues, net	196,550	199,606	244,599

Cost of Revenues
Soft dollar and commission recapture	63,872	64,991	75,098
Brokerage, clearing and exchange fees	42,092	37,241	50,927
Total cost of revenues	105,964	102,232	126,025

Gross margin	90,586	97,374	118,574

Direct Expenses
Compensation and benefits	38,086	45,824	47,480
Communications and equipment	11,781	13,621	16,981
Depreciation and amortization	7,897	9,956	12,511
Occupancy	7,506	5,948	8,392
Professional fees	4,028	5,804	3,084
Marketing and business development	1,488	2,437	2,809
Other	3,560	658	2,492
Technology service company charges	(3,429)	(4,525)	(8,146)
Corporate overhead charges	10,680	10,653	10,474
Total direct expenses	81,597	90,376	96,077

Total expenses	187,561	192,608	222,102

Net income before income taxes	$ 8,989	$ 6,998	$ 22,497

NOTE:	All periods presented have been restated to incorporate Bridge Trading Company which was acquired on March 31, 2005.
	Net income before income taxes for Bridge Trading Company for the three months ended March 31, 2005,
	December 31, 2004 and March 31, 2004 was $1,999, $5,853 and $4,753, respectively.

Instinet Group Incorporated
Statements of Operations - INET, The electronic marketplace
(In thousands)
(Unaudited)
	Three Months Ended
	Mar 31,	Dec 31,	Mar 31,
	2005	2004	2004
Revenue
Transaction fees	$ 124,338	$ 120,153	$ 119,799

Interest income, net	403	512	215
Total revenues, net	124,741	120,665	120,014

Cost of Revenues
Broker-dealer rebates	73,020	67,150	68,147
Brokerage, clearing and exchange fees	23,757	21,758	21,444
Total cost of revenues	96,777	88,908	89,591

Gross margin	27,964	31,757	30,423

Direct Expenses
Compensation and benefits	4,373	5,649	3,808
Communications and equipment	1,273	1,100	4,343
Depreciation and amortization	1,994	2,832	2,583
Occupancy	436	193	569
Professional fees	126	959	277
Marketing and business development	129	460	722
Other	1,325	(114)	(123)
Technology service company charges	3,429	4,525	8,146
Corporate overhead charges	5,146	4,577	3,953
Total direct expenses	18,231	20,181	24,278

Total expenses	115,008	109,089	113,869

Net income before income taxes	$ 9,733	$ 11,576	$ 6,145

Instinet Group Incorporated
Statements of Operations - Corporate
(In thousands)
(Unaudited)
	Three Months Ended
	Mar 31,	Dec 31,	Mar 31,
	2005	2004	2004

Interest income, net	$ 2,278	$ 376	$ -

Direct Expenses
Compensation and benefits	10,947	9,293	10,584
Communications and equipment	487	354	768
Depreciation and amortization	258	388	414
Occupancy	2,276	2,780	532
Professional fees	3,101	2,136	1,724
Marketing and business development	13	(263)	(189)
Other	1,022	918	594
Technology service company charges	-	-	-
Corporate overhead charges	(15,826)	(15,230)	(14,427)
Total direct expenses	2,278	376	-

Net income before income taxes	$ -	$ -	$ -

Instinet Group Incorporated
Reconciliation of Pro Forma Operating Results for 1Q05
(In thousands, except per share amounts)
(Unaudited)

In evaluating our financial performance and results of operations, management reviews certain financial measures that are not in accordance with generally accepted accounting principles in the United States ("non-GAAP"). Non-GAAP measurements do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. Management uses non-GAAP financial measures in evaluating our operating performance. In light of the use by management of these non-GAAP measurements to assess our operational performance, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. These non-GAAP financial measures should be considered in context with our GAAP results. A reconciliation of our non-GAAP measurements is provided below.

Management reviews adjusted operating income, in addition to GAAP financial results. This non-GAAP financial measurement excludes non-operating items, which by their nature, management does not consider to be a true reflection of the operating results and financial performance of our business. These non-operating charges are investment gains and losses, charges related to our cost reduction initiatives, fixed asset write-offs, goodwill and intangible assets impairment, insurance recoveries, advisory fees and the related tax effects of those items. The following schedule reconciles our pro forma net income to our GAAP financial results:

	Three Months Ended
	Mar 31,	Dec 31,	Mar 31,
	2005	2004	2004

Total revenues, net, as reported	$ 316,270	$ 315,020	$ 358,928

Total expenses, as reported	294,633	310,223	320,496
Severance included in compensation and benefits	737	(7,190)	-
Goodwill and intangible assets impairment	-	(24,783)	-
Net fixed asset write-off in depreciation and amortization	-	(1,168)	-
Advisory fees in professional fees	(1,186)	-	-
Investments	2,915	11,006	4,674
Insurance recovery	-	-	5,116
Pro forma operating expenses	297,099	288,088	330,286

Pro forma income before income taxes	19,171	26,932	28,642

Income tax provision (benefit), as reported	7,735	(3,880)	16,627
Tax effect of pro forma adjustments	(150)	10,946	(4,308)
Pro forma provision for income taxes	7,585	7,066	12,319

Net income, as reported	13,902	8,677	21,805
Net effect of pro forma adjustments	(2,316)	11,189	(5,482)
Pro forma net income	$ 11,586	$ 19,866	$ 16,323

Earnings per share - basic, as reported	$ 0.04	$ 0.03	$ 0.07
Net effect of pro forma adjustments	(0.01)	0.03	(0.02)
Pro forma earnings per share - basic	$ 0.03	$ 0.06	0.05

Earnings per share - diluted, as reported	$ 0.04	$ 0.03	$ 0.06
Net effect of pro forma adjustments	(0.01)	0.03	(0.01)
Pro forma earnings per share - diluted	$ 0.03	$ 0.06	$ 0.05

Weighted average shares outstanding - basic	338,277	337,854	334,993
Weighted average shares outstanding - diluted	340,558	340,122	338,140